For Immediate Release
January 18, 2006

AJS BANCORP, INC. ANNOUNCES YEAR END EARNINGS AND A CASH
DIVIDEND OF $.10 PER SHARE

AJS Bancorp, Inc. (OTCBB; AJSB.OB), the holding company for A.J. Smith Federal Savings Bank, Midlothian, Illinois today reported consolidated net income of $144,000 for the quarter ended December 31, 2005 as compared to $431,000 for the same quarter in 2004. Basic and diluted earnings were $0.07 per share for the quarter ended December 31, 2005 compared to basic earnings of $0.20 per share, and diluted earnings of $0.19 per share for the quarter ended December 31, 2004. The decrease in net income primarily resulted from decreases in net interest income. Additionally, there was a slight decrease in non-interest income and a slight increase in non-interest expense.

Also, the Company’s Board of Directors announced today that it has declared a quarterly dividend of $0.10 cents per share. The dividend is payable on February 24, 2006, to stockholders of record on February 10, 2006. AJS Bancorp, MHC (the “MHC”) intends to waive 100% of the quarterly dividend due on its 1,227,554 shares. At December 31, 2005, the Company held cash totaling $15.2 million. At December 31, 2005 the Bank’s tier 1 capital as well as its tangible capital ratio was 11.1%, and its risk-based capital ratio was 23.2%.

Net income for the year ended December 31, 2005 was $1.1 million compared to net income of $1.6 million for the year ended December 31, 2004. Basic earnings were $0.51 per share; diluted earnings were $0.50 per share for the year ended December 31, 2005 compared to basic earnings of $0.70 per share and diluted earnings of $0.69 per share for the year ended December 31, 2004. As discussed in more detail below, the decrease in net income for the comparative twelve-month period primarily reflects a decrease in net interest income. Non-interest income and non-interest expense remained fairly stable during the year. All information except for the year ended December 31, 2004 is unaudited.

Total assets as of December 31, 2005 were $257.9 million, a decrease of $13.0 million or 4.8% from $270.9 million at December 31, 2004. The decrease was primarily due to decreases in loans receivable, Federal Home Loan Bank (FHLB) stock, federal funds sold, and certificates of deposit, offset by an increase in securities. Loans receivable decreased $11.5 million or 7.1% to $151.8 million at December 31, 2005 from $163.3 million at December 31, 2004. FHLB stock decreased $9.1 million to $3.4 million at December 31, 2005 from $12.5 million at December 31, 2004. The Company decreased its investment in FHLB stock due to uncertainty regarding the payment and level of the FHLB dividend. There was no gain or loss on the sale of the FHLB stock. Federal funds sold decreased $2.9 million or 86.3% to $454,000 at December 31, 2005 from $3.3 million at December 31, 2004. The Company invests in federal funds sold in the event that there is no more profitable, highly liquid investment available or if the Company anticipates an increase in funding needs within the near future. Therefore, the balance in federal funds sold can and does fluctuate widely. Certificates of deposit decreased $1.2 million or 12.3% to $8.6 million at December 31, 2005 from $9.8 million at December 31, 2004. Securities increased $9.9 million to $71.5 million at December 31, 2005 from $61.6 million at December 31, 2004. The increase was due to purchases of fixed-rate government-backed notes and bonds, an additional investment in the adjustable-rate ARM fund, and mortgage-backed securities. The notes and bonds mature in three years or less, the ARM fund can be redeemed at any time and reprices on average every six months to a year, and the mortgage-backed securities are expected to mature in less than ten years, however prepayments may cause them to pay down at a faster pace.
Total deposits decreased $7.7 million or 3.9% to $190.4 million at December 31, 2005 from $198.1 million at December 31, 2004. The decrease was primarily in passbook savings and money market accounts. FHLB advances decreased to $32.8 million at December 31, 2005 from $36.3 million at December 31, 2004.

The Company had non-performing assets of $394,000 as of December 31, 2005 and $971,000 as of December 31, 2004. The allowance for loan losses was $1.7 million at December 31, 2005 and $1.8 million at December 31, 2004. This represents a ratio of allowance for loan losses to gross loans receivable of 1.11% at December 31, 2005 and 1.12% at December 31, 2004.

Total stockholders’ equity decreased $2.3 million to $28.3 million at December 31, 2005 from $30.5 million at December 31, 2004. The decrease in stockholders’ equity during the past twelve months primarily resulted from the repurchase of shares of the Company’s stock, as well as a decrease in other comprehensive income due to the decreased market value of the available for sale securities portfolio. These decreases were offset by net income of $1.1 million for the twelve months ended December 31, 2005. In addition, the Company declared an initial quarterly dividend of $0.10 cents per share, payable on November 25, 2005, to stockholders of record on November 10, 2005. With the approval of the Office of Thrift Supervision (“OTS”) AJS Bancorp, MHC (the “MHC”) waived 80% of the quarterly dividend due on its 1,227,554 shares.

INCOME INFORMATION -THREE MONTH PERIODS ENDED DECEMBER 31, 2005 AND 2004:

Net interest income decreased by $222,000 or 11.9% to $1.6 million for the quarter ended December 31, 2005 when compared to the same quarter in 2004. The decrease in net interest income was primarily due to the cost of average interest-bearing liabilities increasing at a faster pace than the average interest-earning asset yield increased, and the resulting decrease in the net interest rate spread. The higher cost of interest-bearing liabilities is primarily due to rising short-term interest rates. Average interest earning assets were $251.7 million and $262.9 million during the comparative 2005 and 2004 quarters while the average yield was 5.11% and 5.02%, respectively. Average interest-bearing liabilities were $223.1 million and $233.7 million during the comparative 2005 and 2004 quarters while the average cost was 2.81% and 2.45%, respectively. Our net interest rate spread decreased 27 basis points to 2.30% from 2.57% while our net interest margin decreased 22 basis points to 2.62% from 2.84%. The ratio of average interest-earning assets to average interest-bearing liabilities increased to 112.81% for the three months ended December 31, 2005 from 112.45% for the same period in 2004.

There was a negative provision for loan losses of $1,000 during the three months ended December 31, 2005 compared to a negative provision for loan losses of $40,000 for the three months ended December 31, 2004. There were $1,000 in loan loss recoveries during the three months ended December 30, 2005, and $40,000 in recoveries during the three months ended December 31, 2004. Any loan loss provisions made are to maintain the allowance to reflect management’s estimate of losses known and inherent in our loan portfolio. Management’s evaluation of the losses inherent in our loan portfolio reflected a decrease risk of losses in the loan portfolio, which required a reduction of the provision for loan losses for the three months ended December 31, 2005 and 2004. The decreased risk is reflected in the reduction of the non-performing assets referenced in the balance sheet information above. Should any unforeseen risks present themselves however, management may need to make a provision for loan losses in the future.

Non-interest income decreased $21,000 to $230,000 for the quarter ended December 31, 2005 from $251,000 for the comparable quarter in 2004. Insurance commissions decreased $22,000 or 30.1% and other non-interest income items decreased $9,000 or 15.5% for the quarter ended December 31, 2005 when compared to other income for the same quarter in 2004. These decreases were offset by an increase in service charges on accounts of $10,000 or 8.3% for the comparable quarter. The decrease in insurance commissions is due to lower sales of variable and fixed-rate annuities. Other non-interest income decreased primarily due to decreases in rental income and correspondent fees, offset by an increase in gain on loans designated for sale. Service charges on accounts increased due to an increase in prepayment penalties on commercial loans due to an early pay off of a loan and an increase in service charges on checking accounts.

Non-interest expense increased $37,000 to $1.6 million for the quarter ended December 31, 2005 and 2004. The increase primarily reflects an increase in occupancy expense offset by a decrease in advertising and promotion costs. Occupancy expense increased $65,000 or 31.7% for the quarter ended December 31, 2005 when compared the same quarter in 2004. The increase is primarily due to higher real estate taxes, increased repair and maintenance costs, and increased utility costs. Advertising and promotion costs decreased due to a reduction in the placement of newspaper ads.

INCOME INFORMATION - YEAR ENDED DECEMBER 31, 2005 AND 2004:

Net interest income decreased by $634,000 or 8.4% to $6.9 million for the year ended December 31, 2005 from $7.6 million for the same period in 2004. Average interest earning assets were $256.0 million and $249.5 million during the comparative 2005 and 2004 twelve-month periods while the average yield was 5.06% and 5.11%, respectively. Our net interest rate spread decreased 37 basis points to 2.41% from 2.78% while our net interest margin decreased 32 basis points to 2.71% from 3.03%. The ratio of average interest-earning assets to average interest-bearing liabilities increased to 112.45% for the year ended 2005 from 112.29% for the year ended December 31, 2004. The decrease in our net interest rate spread and net interest margin reflects a continual decrease in the yield on average interest-earning assets for the year, while average interest-bearing liabilities repriced upwards.

There was a negative provision for loan losses of $130,000 for the twelve months ended December 31, 2005 compared to a negative loan loss provision of $112,000 for the twelve months ended December 31, 2004. There was $55,000 in loan loss recoveries during the twelve months ended December 31, 2005, and $112,000 in recoveries during the twelve months ended December 31, 2004. Any loan loss provisions made are to maintain the allowance to reflect management’s estimate of losses inherent in our loan portfolio. Management concluded that no additional provisions were necessary during the twelve months ended December 31, 2005 or 2004. Management’s evaluation of the losses inherent in our loan portfolio reflected a decrease risk of loss in the loan portfolio, which required a reduction of the provision of loan losses for the twelve months ended December 30, 2005. Should any unforeseen risks present themselves however, management may need to make a provision for loan losses in the future.

Non-interest income increased marginally to $936,000 for the year ended December 31, 2005 from $933,000 for the year ended 2004. Insurance commission income decreased $37,000 for the year ended December 31, 2005 when compared to the year ended December 31, 2004, while other non-interest income increased $28,000 for the year ended December 31, 2005 when compared to the year ended December 31, 2004. The increase in other non-interest income is primarily due to an increase in the gain on loans designated for sale and a profit on the sale of fixed assets, offset by a decrease in miscellaneous operating income. Gain on the sale of loans increased as the Company sold fixed-rate mortgage loans into the secondary market. The Company intends to continue to sell longer-term fixed-rate mortgage loans into the secondary market, but intends to retain the servicing on these loans. Profit on the sale of fixed assets is due to the sale of a Company automobile.

Non-interest expense increased $9,000 to remain at $6.2 million for the year ended December 31, 2005 and 2004. The increase was primarily due to a $116,000 increase in occupancy costs and, to a lesser extent, a $32,000 increase in advertising and promotion costs, offset by a $140,000 decrease in salaries and employee benefits. Salaries and employee benefits decreased primarily due to a reduction in the number of full time equivalent employees, as well as a reduction in the cost of the recognition and retention plan (RRP) expenses. RRP expenses declined for the twelve months ended 2005 due to the immediate vesting of RRP stock and corresponding expense that took place due to the death of an officer in 2004. Occupancy costs increased primarily due to higher real estate taxes, increased repair and maintenance costs, and increased utility costs.

Other financial information is included in the tables that follow.

This press release contains certain “forward-looking statements” which may be identified by the use of such words as “believe”, “expect”, “intend”, “anticipate”, “should”, “planned”, “estimated” and “potential”. Examples of forward-looking statements include, but are not limited to, estimates with respect to our financial condition, results of operations and business that are subject to various factors which could cause actual results to differ materially from these estimates and most other statements that are not historical in nature. These factors include, but are not limited to, general and local economic condition, changes in interest rates, deposit flows, demand for mortgage and other loans, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation or regulation; and other economic, competitive, governmental, regulatory, and technological factors affecting our operations, pricing, products and services.

Contact:	Lyn G. Rupich
President
708-687-7400

AJS BANCORP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
Dollars in thousands (except per share data)
(Unaudited)

	31-Dec-05	31-Dec-04
ASSETS

Cash and due from financial Institutions	$14,776	$13,717
Federal funds sold	454	3,314
TOTAL CASH AND CASH EQUIVALENTS	15,230	17,031

Certificates of deposit	8,584	9,783
Securities	71,534	61,615
Loans receivable net of allowance for loan loss
of $1,701 at December 31, 2005, and $1,847
at December 31, 2004.	151,768	163,291
Federal Home Loan Bank Stock	3,416	12,459
Premises and equipment	4,541	4,760
Accrued interest receivable & other assets	2,832	1,930
TOTAL ASSETS	$257,905	$270,869

LIABILITIES AND SHAREHOLDER'S EQUITY
Deposits	$190,407	$198,056
Federal Home Loan Bank advances	32,750	36,250
Advance payments by borrowers for taxes
and insurance	1,746	1,795
Accrued expenses and other liabilities	4,750	4,238

TOTAL LIABILITIES	229,653	240,339
TOTAL EQUITY	28,252	30,530
TOTAL LIABILITIES AND EQUITY	$257,905	$270,869

31-Dec-05		31-Dec-04
INTEREST INCOME & DIVIDEND INCOME
Loans, including fees	$9,127	$9,405
Securities	2,682	2,226
Interest earning deposits & other	1,075	1,037
Federal Funds Sold	64	69
TOTAL INTEREST INCOME	12,948	12,737

INTEREST EXPENSE ON DEPOSITS
Deposits	4,606	4,046
Federal Home Loan Bank & Other	1,417	1,132
Total Interest Expense	6,023	5,178
NET INTEREST INCOME	6,925	7,559
Provision (recovery) for loan losses	(130)	(112)
NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	7,055	7,671

NON-INTEREST INCOME
Insurance commissions	195	232
Service charges on accounts	514	502
Other	227	199
TOTAL NON-INTEREST INCOME	936	933

NON-INTEREST EXPENSE
Salaries and employee benefits	3,481	3,621
Occupancy	897	781
Advertising & promotion	404	372
Data processing	392	378
Other	1,026	1,039
TOTAL NON-INTEREST EXPENSE	6,200	6,191

INCOME BEFORE INCOME TAXES	1,791	2,413
Income Tax Expense	694	833
NET INCOME	$1,097	$1,580

Earnings per share, basic	$0.51	$0.70
Earnings per share, diluted	$0.50	$0.69

AJS BANCORP, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
Dollars in thousands
For the Three months ended 12/31/05

	For the Three	For the Three
	Months ended	Months ended
	12/31/2005	12/31/2004
INTEREST INCOME & DIVIDEND INCOME
Loans, including fees	$2,236	$2,348
Securities	709	597
Interest earning deposits & other	244	330
Federal Funds Sold	27	26
TOTAL INTEREST INCOME	3,216	3,301

INTEREST EXPENSE ON DEPOSITS
Deposits	1,227	1,067
Federal Home Loan Bank & Other	342	365
Total Interest Expense	1,569	1,432
NET INTEREST INCOME	1,647	1,869
Provision (recovery) for loan losses	(1)	(40)
NET INTEREST INCOME AFTER PROVISION FOR
LOAN LOSSES	1,648	1,909

NON-INTEREST INCOME
Insurance commissions	51	73
Service charges on accounts	130	120
Other	49	58
TOTAL NON-INTEREST INCOME	230	251

NON-INTEREST EXPENSE
Salaries and employee benefits	876	882
Occupancy	270	205
Advertising & promotion	87	109
Data processing	98	94
Other	278	282
TOTAL NON-INTEREST EXPENSE	1,609	1,572

INCOME BEFORE INCOME TAXES	269	588
Income Tax Expense	125	157
NET INCOME	$144	$431

AJS Bancorp, Inc.
Financial Highlights
(unaudited)
	December 31, 2005	December 31, 2004
	(In thousands)
Selected Financial Highlights:
Total assets	$257,905	$270,869
Loans receivable, net	151,768	163,291
Securities	71,534	61,615
Deposits	190,407	198,056
Federal Home Loan Bank advances	32,750	36,250
Stockholders' equity	28,252	30,530

Book value per share (1)	13.15	13.58

Number of shares outstanding (2)	2,147,807	2,248,238

	Three months ended	Three months ended
	December 31, 2005	December 31, 2004
	(In thousands except per share information)

Selected Operations Data:
Total interest income	$3,216	$3,301
Total interest expense	1,569	1,432
Net interest income	1,647	1,869
Provision for loan losses	(1)	(40)
Net interest income after provision
for loan losses	1,648	1,909
Noninterest income	230	251
Noninterest expense	1,609	1,572
Income before taxes	269	588
Income tax provision	125	157
Net income	144	431

Earnings per share, basic	$0.07	$0.20
Earnings per share, diluted	$0.07	$0.19

	Three months ended	Twelve months ended
	December 31, 2005	December 31, 2004
	(In thousands except per share information)
Selected Operations Data:
Total interest income	$12,948	$12,737
Total interest expense	6,023	5,178
Net interest income	6,925	7,559
Provision for loan losses	(130)	(112)
Net interest income after provision
for loan losses	7,055	7,671
Noninterest income	936	933
Noninterest expense	6,200	6,191
Income before taxes	1,791	2,413
Income tax provision	694	833
Net income	1,097	1,580

Earnings per share, basic	$0.51	$0.70
Earnings per share, diluted	$0.50	$0.69

	Twelve months ended	Nine months ended
	December 31, 2005	September 30, 2004

Selected Operating Ratios:
Return on average assets	0.42%	0.61%
Return on average equity	3.75%	5.07%
Interest rate spread during the period	2.41%	2.78%
Net interest margin	2.71%	3.03%
Average interest-earning assets to average interest-
bearing liabilities	112.45%	112.29%
Efficiency ratio (3)	78.87%	72.90%

	As of	As of
	December 31, 2005	December 31, 2004
Asset Quality Ratios:
Non-performing assets to total assets	0.15%	0.36%
Allowance for loan losses to non-performing loans	431.73%	187.89%
Allowance for loan losses to loans receivable, gross	1.11%	1.12%

(1) Shareholders' equity divided by number of shares outstanding.
(2) Total shares issued, less unearned ESOP shares, and treasury shares.
(3) Non-interest expense divided by the sum of net interest income and non-interest income.